Exhibit 10.7

CELCUITY LLC

2012 Equity Incentive Plan

Adopted August 10, 2012

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			Page

13.	Rights of Eligible Recipients and Participants; Transferability		11
	13.1	Employment or Service	11
	13.2	Rights as a Member	11
	13.3	Restrictions on Transfer	11
	13.4	Breach of Confidentiality, Assignment of Inventions or Non-Compete Agreements	11
	13.5	Non-Exclusivity of the Plan	11

14.	Member Control Agreement, Securities Law and Other Restrictions		11
	14.1	Member Control Agreement	11
	14.2	Securities Law and Other Restrictions	12

15.	Plan Amendment, Modification and Termination		12

16.	Effective Date and Duration of the Plan		12

17.	Miscellaneous		12
	17.1	Governing Law	12
	17.2	Successors and Assigns	12

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CELCUITY LLC

2012 Equity Incentive Plan

1.           Purpose of Plan.

The purpose of the Celcuity LLC 2012 Equity Incentive Plan (the “Plan”) is to advance the interests of Celcuity LLC (the “Company”) and its members by enabling the Company and its Subsidiaries to attract and retain persons of skill and ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.           Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1.          “Board” means the Board of Governors of the Company.

2.2.          “Cause” has the meaning set forth in Section 10.2 of the Plan.

2.3.          “Change in Control” means an event described in Section 12.1 of the Plan.

2.4.          “Code” means the Internal Revenue Code of 1986, as amended.

2.5.          “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6.          “Company” means Celcuity LLC, a limited liability company organized under and pursuant to Minnesota Statutes, Chapter 322B.

2.7.          “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.8.          “Eligible Recipient” means any employee of the Company or any Subsidiary and any non-employee governor, consultant or independent contractor of the Company or any Subsidiary.

2.9.          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10.        “Fair Market Value” means, with respect to the Units, as of any date, such price as the Committee determines in good faith in the exercise of its reasonable discretion, taking into account all available information material to the value of the Units, and consistent with the definition of “fair market value” under Section 409A of the Code.

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2.11.        “Incentive Award” means an Option, Restricted Unit Award, Performance Unit Award or Unit Bonus granted to an Eligible Recipient pursuant to the Plan.

2.12.        “Member Control Agreement” means the Member Control Agreement dated November 15, 2011, by and between the Company and the members of the Company, as amended from time to time.

2.13.        “Option” means a right to purchase Units granted to an Eligible Recipient pursuant to Section 6 of the Plan.

2.14.        “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.15.        “Performance Unit Award” means a right granted to an Eligible Recipient pursuant to Section 8 of the Plan to receive a payment from the Company, in the form of Units, cash or a combination of both, upon the achievement of established employment, service, performance or other goals.

2.16.        “Previously Acquired Units” means Units that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.17.        “Restricted Unit Award” means an award of Units granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed in accordance with the provisions of such Section 7.

2.18.        “Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.19.        “Securities Act” means the Securities Act of 1933, as amended.

2.20.        “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.21.        “Unit Bonus” means an award of Units granted to an Eligible Recipient pursuant to Section 9 of the Plan.

2.22.        “Units” means the units into which a member’s ownership interest in the Company is divided, each Unit consisting of the member’s Financial Rights and Governance Rights as provided in the Member Control Agreement. “Units” also means the number and kind of units or other securities into which such Units may be changed in accordance with Section 4.3 of the Plan.

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3.           Plan Administration.

3.1.          The Committee. The Plan will be administered by the Board or by a committee of the Board. Such a committee, if established, will act by majority approval of its members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with limited liability company law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who officers or governors of the Company. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the members of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2.          Authority of the Committee.

(a)          In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of Units to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Units or any combination of both.

(b)          The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of Units or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, that such amendment or modification does not cause the Incentive Award to become subject to Section 409A of the Code, and that any Participant adversely affected by such amended or modified terms has consented to

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such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of the Plan.

(c)          In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, dividend in Units, division or combination of Units, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in the capital structure or Units, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving entity in any such transaction, the board of governors or board of directors of the surviving entity) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of governors or board of directors of the surviving entity) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.           Units Available for Issuance.

4.1.          Maximum Number of Units Available. Subject to adjustment as provided in Section 4.3 of the Plan or by amendment, the maximum number of Units that will be available for issuance under the Plan will be Five Million (5,000,000).

4.2.          Accounting for Incentive Awards. Units that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of Units remaining available for issuance under the Plan. Any Units that are subject to an Incentive Award that lapse, expire, are forfeited or for any reason are terminated unexercised or unvested and any Units that are subject to an Incentive Award that is settled or paid in cash or any form other than Units will automatically again become available for issuance under the Plan. Any Units that constitute the forfeited portion of a Restricted Unit Award, however, will not become available for re-issuance under the Plan after they have been so forfeited.

4.3.          Adjustments to Units and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, dividend in Units, division or combination of Units, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in the capital structure or Units of the Company, the Committee (or, if the Company is not the surviving entity in any such transaction, the board of governors or board of directors of the surviving entity) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities

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or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Incentive Awards.

5.           Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.           Options.

6.1.          Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

6.2.          Exercise Price. The per Unit price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one Unit on the date of grant.

6.3.          Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after ten (10) years from its date of grant.

6.4.          Payment of Exercise Price. The total purchase price of the Units to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of Previously Acquired Units, a promissory note (on terms acceptable to the Committee in its sole discretion) or a combination of such methods, or by any other form of payment the Committee may authorize.

6.5.          Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Executive Officer) at its principal executive office, and by paying in full the total exercise price for the Units to be purchased in accordance with Section 6.4 of the Plan.

7.           Restricted Unit Awards.

7.1.          Grant. An Eligible Recipient may be granted one or more Restricted Unit Awards under the Plan, and such Restricted Unit Awards will be subject to such terms and

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conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, such as forfeiture or a repurchase option, not inconsistent with the provisions of the Plan, to the vesting of or the lapse of restrictions or conditions for any such Restricted Unit Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

7.2.          Rights as a Member; Transferability. Except as provided in Sections 7.1, 7.3 and 13.3 of the Plan, a Participant will have all voting, distribution, liquidation and other rights with respect to Units issued to the Participant as a Restricted Unit Award under this Section 7 upon the Participant becoming the holder of record of such Units as if such Participant were a holder of record of unrestricted Units.

7.3.          Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Unit Award at the time of grant or at any time after the grant of the Restricted Unit Award), any dividends or distributions paid with respect to Units subject to the unvested portion of a Restricted Unit Award will be subject to the same restrictions as the Units to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participant consents to such reinvestment) in Units that will be subject to the same restrictions as the Units to which such dividends or distributions relate.

7.4.          Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the certificates representing the Units referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the Unit certificates, together with duly endorsed Assignments Separate from Certificate, in the custody of the Company or its transfer agent or to maintain evidence of Unit ownership, together with duly endorsed Assignments Separate from Certificate, in an uncertificated book-entry account with the Company or its transfer agent.

8.           Performance Unit Awards.

An Eligible Recipient may be granted one or more Performance Unit Awards under the Plan, and such Performance Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Unit Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion to determine the form in which payment of the economic value of Performance Unit Awards will be made to a Participant (i.e., cash, Units or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

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9.           Unit Bonuses.

An Eligible Recipient may be granted one or more Unit Bonuses under the Plan, and such Unit Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, distribution, liquidation and other rights with respect to the Units issued to a Participant as a Unit Bonus under this Section 9 upon the Participant becoming the holder of record of such Units; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Unit Bonus as it deems appropriate.

10.          Effect of Termination of Employment or Other Service.

10.1.        Termination Due to Death, Disability or Retirement. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award:

(a)          Death or Disability. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(i)          all outstanding Options then held by the Participant will become immediately exercisable in full and remain exercisable for a period of six (6) months after such termination (but in no event after the expiration date of any such Option);

(ii)         all Restricted Unit Awards then held by the Participant will become fully vested; and

(iii)        all Performance Unit Awards and Unit Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Unit Awards or Unit Bonuses.

(b)          Retirement. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(i)          all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of six (6) months after such termination (but in no event after the expiration date of any such Option);

(ii)         all Restricted Unit Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(iii)        all Performance Unit Awards and Unit Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Unit Awards or Unit Bonuses.

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10.2.        Termination for Reasons Other than Death, Disability or Retirement. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award:

(a)          Voluntary Termination or Termination for Cause. In the event a Participant’s employment or other service with the Company and all Subsidiaries is voluntarily terminated by the Participant or is terminated by the Company or any Subsidiary for “Cause,” all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and:

(i)          no Options then held by the Participant will thereafter be exercisable,

(ii)         all Restricted Unit Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(iii)        all Performance Unit Awards and Unit Bonuses then held by the Participant that have not vested as of such termination will be terminated and forfeited.

(b)          Other Reasons. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability, Retirement, voluntary termination by the Participant or termination by the Company or any Subsidiary for “Cause,” or if a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary),

(i)          all outstanding Options then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of ninety (90) days after such termination (but in no event after the expiration date of any such Option);

(ii)         all Restricted Unit Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(iii)        all Performance Unit Awards and Unit Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Unit Awards or Unit Bonuses.

(c)          Definition of “Cause”. For purposes of this Section 10.2, “Cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) substantial failure on the part of the Participant to perform his or her duties to the Company or any Subsidiary or gross negligence on the part of the Participant in the performance of such duties, (iii) any unlawful or criminal activity of a serious nature, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

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10.3.        Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 10, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), (a) cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and (b) cause Restricted Unit Awards, Performance Unit Awards and Unit Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Incentive Award may remain exercisable or continue to vest beyond its expiration date. Notwithstanding the foregoing, no extension to exercise will be permitted if such extension would cause the Award to become subject to Section 409A of the Code.

10.4.        Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

11.         Payment of Withholding Taxes.

11.1.        General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any Units, with respect to an Incentive Award.

11.2.        Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 11.1 of the Plan by electing to tender Previously Acquired Units or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

12.         Change in Control.

12.1.        Change in Control. For purposes of this Section 12, a “Change in Control” of the Company means the occurrence of any of the following events:

(a)          the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) except where such sale, lease, exchange or other transfer is to an entity controlled by the Company;

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(b)          the approval by the members of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(c)          any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of governors; or

(d)          a merger or consolidation to which the Company is a party if the persons who are the members of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule l3d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving entity representing 50% or less of the combined voting power of the surviving entity’s then outstanding securities ordinarily having the right to vote at elections of governors or directors.

12.2.        Action upon Change in Control. If a Change in Control of the Company occurs or is about to occur, the Committee, in its sole discretion, may provide for one or more of the following:

(a)          the partial or full acceleration of the exercisability of outstanding Incentive Awards held by some or all Participants, provided that the Committee, in its sole discretion, may condition such acceleration (or the Participant’s receipt of any securities or payments with respect to such acceleration) upon the Participant’s continued service to the Company or to the successor entity in the Change in Control; or

(b)          the complete termination of the Plan and cancellation of outstanding Incentive Awards not exercised prior to a date specified by the Committee; or

(c)          the continuance of the Plan with respect to outstanding Incentive Awards; or

(d)          replacement or exchange of the Incentive Awards for awards of or options to purchase units, stock or similar securities of the successor entity in the Change in Control; or

(e)          the substitution for outstanding Incentive Awards of units, stock or similar securities of the person acquiring control of the Company or a related corporation; or

(f)          the receipt by some or all Participants holding outstanding Incentive Awards with respect to some or all of the Units subject to such Incentive Awards, as of the effective date of any such Change in Control of the Company, of cash in an amount equal to the excess of the per Unit price paid in connection with the Change in Control of the Company over the exercise price (if any) per Unit of such Incentive Awards, multiplied by the number of Units subject to such Incentive Awards.

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13.         Rights of Eligible Recipients and Participants; Transferability.

13.1.          Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

13.2.          Rights as a Member. As a holder of Incentive Awards (other than Restricted Unit Awards and Unit Bonuses), a Participant will have no rights as a member of the Company unless and until such Incentive Awards are exercised for, or paid in the form of, Units and the Participant becomes the holder of record of such Units. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such Units, except as the Committee may determine in its discretion.

13.3.          Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 10 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.

13.4.          Breach of Confidentiality, Assignment of Inventions or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality, assignment of inventions or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

13.5.          Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously or subsequently approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

14.         Member Control Agreement, Securities Law and Other Restrictions.

14.1.          Member Control Agreement. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any Units to a Participant under an Incentive Award unless the Participant executes and delivers to the Company a Consent and Assumption Agreement, in the form attached to the Member Control Agreement as Appendix A, consenting to be bound by the terms and provisions of the

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Member Control Agreement, including but not limited to the terms and provisions restricting the transfer of Units by members of the Company.

14.2.          Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any Units under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of Units issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such Units a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Units, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

15.         Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 12 of the Plan.

16.         Effective Date and Duration of the Plan.

The Plan is effective as of August 10, 2012, the date it was adopted by the Board. The Plan will terminate at midnight on August 9, 2022 and may be terminated prior to such time by Board action. No Incentive Award may be granted under the Plan after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

17.         Miscellaneous.

17.1.          Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

17.2.          Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

* * *

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FIRST AMENDMENT TO THE

CELCUITY LLC 2012 EQUITY INCENTIVE PLAN

November 12, 2015

RECITALS:

A.           The Celcuity LLC 2012 Equity Incentive Plan (the “Plan”) was adopted by the Board of Governors and approved by the Members of Celcuity LLC (the “Company”) on August 10, 2012.

B.           The Company desires to amend the Plan to increase the number of Units of membership interest in the Company available for issuance under the Plan.

AMENDMENT:

1.           Amendment. Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

“4.1.          Maximum Number of Units Available. Subject to adjustment as provided in Section 4.3 of the Plan or by amendment, the maximum number of Units that will be available for issuance under the Plan will be Twenty-Five Million (25,000,000).”

2.           Effective Date. The foregoing amendment shall be effective as of November 12, 2015, and shall be subject to approval by the Members of the Company at the next Annual or Special Meeting of Members or by written consent.

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